Exhibit 99.1

News Release From Nuance Communications

Contacts:

For Investors and Press	For Press
Richard Mack	Holly Dewar
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: holly.dewar@nuance.com
Nuance Announces Third Fiscal Quarter 2008 Results
Sustained Demand in Mobile Business, Performance across On-Demand Solutions and Improved Revenues in Enterprise Speech All Contributed to Record Revenues in the Quarter
BURLINGTON, Mass., August 11, 2008 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the third fiscal quarter ended June 30, 2008.
Nuance reported revenues of $216.7 million in the quarter ended June 30, 2008, a 38 percent increase over revenues of $156.6 million in the quarter ended June 30, 2007. In addition to using GAAP results to evaluate the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of $229.2 million, which includes approximately $12.5 million in revenue lost to purchase accounting largely in conjunction with the Company’s acquisitions of Tegic, Viecore and VoiceSignal. Using the non-GAAP measure, revenue grew 46 percent over the same quarter last year.
On a GAAP basis, Nuance recognized a net loss of $9.9 million, or $(0.05) per share, in the quarter ended June 30, 2008, compared with a net loss of $7.6 million, or $(0.04) per share, in the quarter ended June 30, 2007. Using a non-GAAP measure, Nuance reported non-GAAP net income of $51.4 million, or $0.22 per diluted share, for the period ending June 30, 2008, compared to non-GAAP net income of $27.9 million, or $0.14 per diluted share, in the quarter ended June 30, 2007.
The non-GAAP net income amount excludes non-cash income taxes and interest, amortization of intangible assets, non-cash share-based payments, acquisition-related transition and integration costs, and restructuring and other charges (credits), net. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Sustained demand in our mobile business, continued performance across all business lines for our on-demand solutions and improved performance in our enterprise business contributed to record revenues in the quarter,” said Paul Ricci, chairman and CEO of Nuance. “The balanced performance in our core markets with continued progress in realizing the cost efficiencies from recent acquisitions helped expand operating margins in the quarter and put us on course to achieve our full-year objectives.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Mobile and Embedded Solutions – Nuance revenue from mobile and embedded solutions was $45.3 million, up from $33.9 million a year ago. The Company continued to benefit from active product cycles, strong consumer demand and OEM agreements for devices and services from customers including LG, Nokia and Samsung, as well as other partners to be announced in coming months. In the quarter, Nuance extended its mobile offerings by launching its new voicemail-to-text service and previewing its Open VoiceSearch application for mobile devices.

•	Healthcare Solutions – Healthcare revenue in the quarter grew sequentially as demand for clinical documentation solutions continued to grow. The Company sustained strong performance and growth for its on-demand solutions, signing several multi-million dollar, extended-term contracts in the quarter with organizations including Baptist Health System and MeritCare Health System. On May 20, 2008, Nuance closed the acquisition of eScription, expanding the Company’s on-demand, computer-aided medical transcription and clinical documentation solutions.

•	Enterprise Speech – Growth in the Company’s enterprise speech revenues improved primarily due to continued strength in the Nuance on-demand offerings and expanded customer engagements for enterprise solutions. In addition, the team secured important design wins for new offerings within the quarter and sustained high levels of customer satisfaction as evidenced by strong bookings from its installed base of customers. Important agreements with new and existing customers include BBC, Cisco, Citi, Dell, Visa and Walgreens.

•	PDF and Document Imaging – Revenue for Nuance’s PDF and document imaging solutions showed strength in the third quarter, with PDF growth at 38 percent and total imaging solutions growth of 16 percent.

•	Operational Achievement – Nuance maintained its strict focus on expense controls and realizing acquisition synergies to improve operating leverage and margins. Cash flows from operations were a record, at $48.1 million in the third quarter 2008, up 59 percent over the same period last year.
Nuance to Host Quarterly Conference Call at 4:30 p.m. Today
In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (888) 428-4480 or (651) 291-5254 five minutes prior to the call and referencing conference code 954447. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 954447.
About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance, the Nuance logo, Dictaphone, iChart and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech, imaging, healthcare and dictation solutions, opportunities provided by the recent acquisitions, achievement of Nuance’s full year performance objectives, announcements of new OEM agreements and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2007 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The unaudited financial results presented in this press release are subject to change based on the completion of the review of our fiscal third quarter 2008 financial statements. The information included in this press release should not be viewed as a substitute for full financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal quarters ended June 30, 2008 and 2007, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.

Acquisition-Related Revenue and Expenses. We include revenue related to our acquisitions, primarily from Tegic, Viecore and VoiceSignal, that we would otherwise recognize but for the purchase accounting treatment of these transactions to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets; and (iii) costs associated with the investigation of the financial results of acquired entities. In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention and earnout bonuses for employees from acquisitions. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the investigation and, if necessary, restatement of the financial results of acquired entities. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of share-based payments allows for more accurate comparisons of our operating results to our peer companies. We believe that excluding these non-cash expenses provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash-based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, our management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Financial Tables Follow
Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Product and licensing	$96,396	$74,868	$288,587	$220,931
Professional services, subscription and hosting	82,320	49,271	216,942	110,078
Maintenance and support	38,028	32,500	109,541	91,113

Total revenue	216,744	156,639	615,070	422,122

Cost of revenue:
Cost of product and licensing	10,214	9,448	32,485	31,734
Cost of professional services, subscription and hosting	55,511	32,339	156,777	75,458
Cost of maintenance and support	7,912	6,973	24,266	20,512
Cost of revenue from amortization of intangible assets	5,248	3,367	17,995	9,209

Total cost of revenue	78,885	52,127	231,523	136,913

Gross margin	137,859	104,512	383,547	285,209

Research and development	27,068	19,661	85,822	53,748
Sales and marketing	55,526	46,733	168,299	132,454
General and administrative	27,323	19,705	80,631	52,630
Amortization of intangible assets	14,386	6,347	40,040	16,613
Restructuring and other charges (credits), net	2,646	(54)	8,124	(54)

Total operating expenses	126,949	92,392	382,916	255,391

Income from operations	10,910	12,120	631	29,818

Other income (expense), net	(11,649)	(7,371)	(38,191)	(20,677)

Income (loss) before income taxes	(739)	4,749	(37,560)	9,141

Provision for income taxes	9,127	12,384	14,521	19,740

Net Loss	$(9,866)	$(7,635)	$(52,081)	$(10,599)

Net loss per share:
Basic and diluted	$(0.05)	$(0.04)	$(0.25)	$(0.06)

Weighted average common shares outstanding:
Basic and diluted	213,683	180,356	204,843	173,786

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2008	2007	2008	2007
GAAP total revenue	$216,744	$156,639	$615,070	$422,122
Purchase accounting adjustment - revenue	12,496	311	43,090	4,353

Total Non-GAAP revenue	$229,240	$156,950	$658,160	$426,475

GAAP net loss	$(9,866)	$(7,635)	$(52,081)	$(10,599)
Cost of revenue from amortization of intangible assets	5,248	3,367	17,995	9,209
Amortization of intangible assets	14,386	6,347	40,040	16,613
Non-cash share-based payments (1)	15,028	12,125	53,447	33,079
Non-cash interest expense	1,313	898	4,344	2,884
Restructuring and other charges (credits), net	2,646	(54)	8,124	(54)
Non-cash income taxes	7,804	11,184	10,864	15,979
Purchase accounting adjustment - cost of revenue (3)	(541)	(220)	(2,882)	(817)
Purchase accounting adjustment - revenue (3)	12,496	311	43,090	4,353
Acquisition-related transition and integration costs (2)	2,908	1,542	8,936	5,267

Non-GAAP net income	$51,422	$27,865	$131,877	$75,914

Non-GAAP diluted net income per share	$0.22	$0.14	$0.58	$0.39

Diluted weighted average common shares outstanding:	233,702	199,686	225,475	192,050

	Three months ended		Nine months ended
	June 30,		June 30,
	2008	2007	2008	2007
(1) Non-cash share-based payments
Cost of product and licensing	$2	$3	$16	$15
Cost of professional services, subscription and hosting	1,304	962	6,325	2,412
Cost of maintenance and support	218	249	1,125	716
Research and development	2,517	1,887	11,621	4,912
Sales and marketing	5,925	5,338	17,487	13,640
General and administrative	5,062	3,686	16,873	11,384

Total	$15,028	$12,125	$53,447	$33,079

(2) Acquisition-related transition and integration costs
Cost of product and licensing	$—	$3	$—	$26
Cost of professional services, subscription and hosting	687	128	596	474
Cost of maintenance and support	—	40	114	465
Research and development	283	119	1,389	595
Sales and marketing	597	447	2,484	1,343
General and administrative	1,341	805	4,353	2,364

Total	$2,908	$1,542	$8,936	$5,267

(3) Purchase accounting adjustments
Revenue	$12,496	$311	$43,090	$4,353
Cost of product and licensing	(34)	—	(435)	(597)
Cost of professional services, subscription and hosting	(507)	(220)	(2,447)	(220)

Total	$11,955	$91	$40,208	$3,536

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2008	September 30, 2007
ASSETS

Current assets:
Cash and cash equivalents	$265,753	$184,335
Marketable securities	56	2,628
Accounts receivable, net	197,466	209,707
Inventories, net	7,941	8,013
Prepaid expenses and other current assets	22,579	16,933

Total current assets	493,795	421,616

Land, building and equipment, net	43,328	37,618
Goodwill	1,565,672	1,249,642
Intangible assets, net	527,917	391,190
Other assets	74,931	72,721

Total assets	$2,705,643	$2,172,787

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long term debt and obligations under capital leases	$6,972	$7,430
Contingent acquisition payment	49,784	—
Accounts payable and accrued expenses	127,503	138,904
Deferred and unearned revenue	112,272	95,862
Other short term liabilities	11,917	14,547

Total current liabilities	308,448	256,743

Long term debt and obligations under capital leases, net of current portion	895,551	899,921
Deferred revenue, net of current portion	15,093	13,185
Other long term liabilities	105,470	124,671

Total liabilities	1,324,562	1,294,520

Stockholders’ equity	1,381,081	878,267

Total liabilities and stockholders’ equity	$2,705,643	$2,172,787

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